UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2006

GTSI Corp.

Incorporated in Delaware

Commission File No. 0-19394

I.R.S. Employer Identification No. 54-1248422

3901 Stonecroft Boulevard

Chantilly, Virginia  20151-1010

(703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02                              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 4, 2006, the Audit Committee of the Board of Directors of GTSI Corp.  (“GTSI” or the “Company”), after discussion with the Company’s management, concluded that the financial statements of the Company included in its Forms 10-K for the fiscal years 2004 and 2005, as well as the Form 10-Q for the quarter ended March 31, 2006, should no longer be relied upon because of errors contained therein.  The Company reached these conclusions following a review of GTSI’s lease sale transactions and certain accounts payable accounts, as discussed below.

Transferred Lease Agreements

The Company concluded that a restatement was necessary to correct its accounting for the transfer of certain lease assets under Statement of Financial Accounting Standards No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities.”

In the restated financial statements, gains on a certain portion of these transfers will be recognized over the life of the lease rather than at the time of transfer, and the transferred lease receivables, together with related liabilities, will be reported in the Company’s balance sheets.  The amount of lease interest income GTSI recognized from the transfer of lease receivables during 2003, 2004 and 2005 was $0.5, $3.7 and $5.9 million, respectively.

Accounts Payable

After a review of the aged balances in certain accounts payable accounts, the Company identified several instances where accounts payable and the related costs of goods sold were overstated due to certain systems and process-related errors.  As a result, gross margins will increase and reported losses will be reduced by an estimated range of approximately $3 to $4 million.

Restatements

The Audit Committee and the management of the Company have discussed with its independent registered accounting firm the matters referenced above, including the expected restatement of GTSI’s consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2005, as well as the unaudited consolidated financial statements included in Form 10-Q for the quarter ended March 31, 2006.

On August 9, 2006, GTSI issued a press release announcing that as a result of the ongoing activity related to these restatement activities, the Company will not be able to file its Form 10-Q for the quarter ended June 30, 2006 by the SEC-required date of August 9, 2006.  Upon completion of the restated financial statements, which is expected to occur in September 2006,  the Company will file its amended Form 10-K/A for 2005 which will include restated 2004 financial statements as well as the amended Form 10-Q for the quarter ended March 31, 2006 and Form 10-Q for June 30, 2006.

A copy of the Company’s press release dated August 9, 2006 is attached hereto as Exhibit 99.1.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1                           Press Release issued by GTSI Corp., dated August 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By:	/s/ Thomas A. Mutryn
Thomas A. Mutryn
Senior Vice President and CFO

Date:  August 9, 2006